Exhibit 99.1

Tripadvisor Reports Fourth Quarter and Full Year 2023 Financial Results

NEEDHAM, MA, February 14, 2024 — Tripadvisor, Inc. (Nasdaq: TRIP) (“Tripadvisor” or the “Company”) today announced financial results for the fourth quarter and full year ended December 31, 2023.

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Revenue for the fourth quarter was $390 million, reflecting year-over-year growth of 10%. Revenue for the full year was $1,788 million, reflecting year-over-year growth of 20%.
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Net income for the fourth quarter was $32 million, or $0.22 diluted EPS. Net income for the full year was $10 million, or $0.08 diluted EPS.
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Non-GAAP net income for the fourth quarter was $55 million, or $0.38 diluted EPS. Non-GAAP net income for the full year was $186 million, or $1.29 diluted EPS.
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Adjusted EBITDA for the fourth quarter was $84 million, or 22% of revenue. Adjusted EBITDA for the full year was $334 million, or 19% of revenue.

“We are pleased with our fiscal 2023 results. On a consolidated basis, our $1.8 billion revenue was an all time high for Tripadvisor Group, reflecting annual growth of 20%. In addition to growing our revenue more than 10% higher than our previous peak, we have diversified our portfolio, with experiences now delivering more than 40% of our revenue, as we continue to drive our transformation at Tripadvisor, market leadership at Viator, and profitable growth at TheFork,” said Chief Executive Officer Matt Goldberg. “During the year we made significant progress executing on our strategic goals at each of our brands, positioning us to build momentum as we begin the new fiscal year and fortify the important position we hold in travel and experiences.”

“We exited the year with solid financial results, delivering fourth quarter revenue of $390 million, reflecting year-over-year growth of 10%. Adjusted EBITDA of $84 million, or 22% of revenue, came in better than expected due favorable channel mix and disciplined marketing spend,” said Chief Financial Officer Mike Noonan. “In 2024, we will continue to prioritize our segment strategies which focus on long-term growth and profitability.”

The Company renamed its Tripadvisor Core segment to “Brand Tripadvisor,” and its “Display and Platform” revenue stream within the Brand Tripadvisor segment, to “Media and Advertising.” These nomenclature changes had no impact on the composition of our segments, revenue streams, or on any current or historic financial information.

Fourth Quarter and Full Year 2023 Summary

	Three Months Ended December 31,			Year Ended December 31,
(In millions, except percentages and per share amounts)	2023	2022	% Change	2023	2022	% Change
Total Revenue	$390	$354	10%	$1,788	$1,492	20%
Brand Tripadvisor (1)	$218	$217	0%	$1,031	$966	7%
Viator	$161	$127	27%	$737	$493	49%
TheFork	$39	$33	18%	$154	$126	22%
Intersegment eliminations (1)	$(28)	$(23)	22%	$(134)	$(93)	44%

GAAP Net Income (Loss)	$32	$(3)	n.m.	$10	$20	(50)%

Total Adjusted EBITDA (2)	$84	$43	95%	$334	$295	13%
Brand Tripadvisor	$69	$61	13%	$348	$345	1%
Viator	$15	$(3)	n.m.	$—	$(11)	n.m.
TheFork	$—	$(15)	n.m.	$(14)	$(39)	(64)%

Non-GAAP Net Income (Loss) (2)	$55	$10	450%	$186	$109	71%

Diluted Earnings (Loss) per Share:
GAAP	$0.22	$(0.02)	n.m.	$0.08	$0.14	(43)%
Non-GAAP (2)	$0.38	$0.07	443%	$1.29	$0.75	72%

Cash flow provided by (used in) operating activities	$(19)	$(40)	(53)%	$235	$400	(41)%
Free cash flow (2)	$(35)	$(55)	(36)%	$172	$344	(50)%

n.m. = not meaningful

(1)
Brand Tripadvisor segment revenue figures shown in this table are gross of intersegment (intercompany) revenue, which is eliminated on a consolidated basis.
(2)
“Total Adjusted EBITDA,” “Non-GAAP Net Income (Loss),” “Non-GAAP Diluted Earnings (Loss) per Share,” and “Free Cash Flow” are non-GAAP measures as defined by the U.S. Securities and Exchange Commission (the “SEC”). Please refer to “Non-GAAP Financial Measures” below for definitions and explanations of these non-GAAP financial measures, as well as tabular reconciliations to the most directly comparable GAAP financial measures.

Cost performance – Total costs and expenses were $359 million for the fourth quarter, a decrease of 2% year-over-year, and approximately $1.7 billion for the full year 2023, an increase of 19% year-over-year, driven primarily by the following:

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Cost of revenue was $36 million for the fourth quarter, or 9% of consolidated revenue, an increase of 20% year-over-year, compared to $30 million in the same period a year ago, or 8% of consolidated revenue. For the full year 2023, cost of revenue was $149 million, or 8% of consolidated revenue, an increase of 28% year-over-year, compared to $116 million in the same period a year ago, or 8% of consolidated revenue.
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Selling and marketing costs were $179 million for the fourth quarter, or 46% of consolidated revenue, a decrease of 8% year-over-year, compared to $194 million in the same period a year ago, or 55% of consolidated revenue. For the full year 2023, selling and marketing costs were $940 million, or 53% of consolidated revenue, an increase of 20% year-over-year, compared to $784 million in the same period a year ago, or 53% of consolidated revenue.
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Technology and content costs were $68 million for the fourth quarter, or 17% of consolidated revenue, an increase of 13% year-over-year, compared to $60 million in the same period a year ago, or 17% of consolidated revenue. For the full year 2023, technology and content costs were $273 million, or 15% of consolidated revenue, an increase of 23% year-over-year, compared to $222 million in the same period a year ago, or 15% of consolidated revenue.
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General and administrative costs were $47 million for the fourth quarter, or 12% of consolidated revenue, a decrease of 19% year-over-year, compared to $58 million in the same period a year ago, or 16% of consolidated revenue. For the fourth quarter, leverage in general and administrative as a percent of consolidated revenue was driven primarily by the loss of approximately $8 million in Q4 2022 related to a targeted payment fraud scheme, which did not re-occur in 2023. For the full year 2023, general and administrative costs were $191 million, or 11% of revenue, an increase of 11% year-over-year, compared to $172 million in the same period a year ago, or 12% of consolidated revenue.

Cash & Liquidity – As of December 31, 2023, the Company had approximately $1.1 billion of cash and cash equivalents, an increase of $46 million from December 31, 2022. This increase was driven by positive operating cash flows for the full year, inclusive of an IRS audit settlement payment of $113 million during the second quarter of 2023 and related income tax refund of $49 million during the third quarter of 2023, both of which were previously disclosed in prior quarters. See “Income Taxes” discussion below.

Segment Highlights

Brand Tripadvisor

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Revenue for the fourth quarter was $218 million versus $217 million in the same period a year ago, flat year-over-year, and revenue for the full year was approximately $1.0 billion versus $966 million in the same period a year ago, reflecting year-over-year growth of 7%.
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Branded hotels revenue for the fourth quarter was $135 million, reflecting a year-over-year decline of 4%, and branded hotels revenue for the full year was $659 million, reflecting year-over-year growth of 1%. During the fourth quarter, the decline in branded hotels revenue was primarily a result of our European hotel meta offering. Within branded hotels, during the full year 2023, growth in the hotel B2B offering was mostly offset by declines in the hotel meta offering. Hotel meta performance, during the full year 2023, was impacted primarily by declines in Europe, which more than offset growth in Rest of World.
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Media and advertising revenue for the fourth quarter was $35 million, reflecting year-over-year growth of 6%, and media and advertising revenue for the full year was $145 million, reflecting year-over-year growth of 12%.
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Experiences and dining revenue for the fourth quarter was $38 million, reflecting year-over-year growth of 12%, and experiences and dining revenue for the full year was $176 million, reflecting year-over-year growth of 31%.
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Other revenue for the fourth quarter was $10 million, flat year-over-year, and other revenue for the full year was $51 million, reflecting year-over-year decline of 2%.
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Adjusted EBITDA for the fourth quarter was $69 million, or 32% of revenue compared to adjusted EBITDA in the same period a year ago of $61 million, or 28% of revenue. Adjusted EBITDA for the full year was $348 million, or 34% of revenue compared to adjusted EBITDA in the same period a year ago of $345 million, or 36% of revenue. The improvement in adjusted EBITDA margin in the fourth quarter versus the same period a year ago was largely driven by lower sales and marketing and general and administrative expenses as a percent of revenue, which more than offset higher cost of revenue and higher technology and content as a percent of revenue. On an annual basis, year over year adjusted EBITDA margin declines were due primarily to increases in technology and content and cost of revenue as a percent of revenue.

Viator

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Revenue for the fourth quarter was $161 million, reflecting year-over-year growth of 27%, and revenue for the full year was $737 million, reflecting year-over-year growth of 49%. Excluding the impact of currency exchange rate fluctuations, we estimate year-over-year growth was 25% for the fourth quarter and 50% for the full year of 2023.
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Gross bookings value (GBV) was approximately $720 million during the fourth quarter, reflecting year-over-year growth of approximately 20%. GBV is reported at the time of booking and is gross of cancellations, whereas revenue is recorded at the time of the experience and is net of cancellations.
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Adjusted EBITDA for the fourth quarter was $15 million, or 9% of revenue compared to adjusted EBITDA loss in the same period a year ago of $3 million, or -2% of revenue. Adjusted EBITDA for the full year was $0 million, or 0% of revenue compared to adjusted EBITDA loss in the same period a year ago of $11 million, or -2% of revenue. Year-over-year improvement in adjusted EBITDA margin for the fourth quarter was primarily driven by lower sales and marketing costs as a percent of revenue, in particular direct marketing costs. On an annual basis, improvement in adjusted EBITDA margin was driven primarily by lower sales and marketing costs as a percent of revenue.

TheFork

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Revenue for the fourth quarter was $39 million, reflecting year-over-year growth of 18%, and revenue for the full year was $154 million, reflecting year-over-year growth of 22%. Excluding the impact of currency exchange rate fluctuations, we estimate year-over-year growth was 10% for the fourth quarter and 19% for the full year of 2023.
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Total number of bookings during the fourth quarter grew year-over-year by approximately 4%.
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Adjusted EBITDA for the fourth quarter was $0 million, or 0% of revenue compared to adjusted EBITDA loss in the same period a year ago of $15 million, or -45% of revenue. Adjusted EBITDA loss for the full year was $14 million, or -9% of revenue compared to adjusted EBITDA loss in the same period a year ago of $39 million, or -31% of revenue. The year-over-year improvement in adjusted EBITDA margin for the fourth quarter was driven primarily by lower sales and marketing and lower cost of revenue as a percent of revenue. On an annual basis, improvement in adjusted EBITDA margin was driven primarily by lower sales and marketing as a percent of revenue, which more than offset the year over year impact to adjusted EBITDA margin related to an $11 million fiscal year 2022 COVID government subsidies received, which was approximately 9% of revenue in 2022.

Restructuring and Related Reorganization Actions

During the third quarter of 2023, as disclosed in previous filings, the Company initiated restructuring and other related reorganization actions resulting in a pre-tax charge of $4 million and $22 million in the fourth quarter and full year of 2023, respectively. Our Brand Tripadvisor, Viator and TheFork segments incurred charges of $10 million, $3 million, and $9 million, respectively, during the full year of 2023, of which the Company paid $9 million of these costs and expects the majority of remaining unpaid costs will be disbursed by the Company during the first quarter of 2024. Included in these restructuring and other related reorganization costs were the previously announced cost savings initiatives in Brand Tripadvisor, as well as reorganization and related geographic relocation of certain capabilities in Viator, and strategy supporting cost-saving measures in TheFork. As noted on the last call, the actions taken in Brand Tripadvisor and TheFork reportable segments are expected to result in $35 million and $10 million, respectively, in annualized cost savings.

Share Repurchase Program

During the fourth quarter of 2023, the Company repurchased 1,324,524 shares of our common stock at an average price of $18.85 per share, exclusive of fees, commissions, and excise taxes, or $25 million in the aggregate under our existing share repurchase program authorized by the Board of Directors during the third quarter of 2023. During the full year 2023, the Company repurchased 6,049,253 shares of common stock at an average price of $16.51 per share, exclusive of fees, commissions, and excise taxes, or $100 million in the aggregate under then existing share repurchase programs authorized by the Board of Directors.

Income Taxes

As disclosed in previous filings, the Company received Notices of Proposed Adjustments (“NOPA”) from the IRS with respect to income tax returns for the years 2009, 2010 and 2011 filed by Expedia when Tripadvisor was part of Expedia Group’s consolidated income tax return. This assessment is related to certain transfer pricing arrangements with its foreign subsidiaries, and we requested competent authority assistance under the Mutual Agreement Procedure (“MAP”) for those years. In January 2023, the Company received a final notice from the IRS regarding a MAP settlement for the 2009 through 2011 tax years, which the Company accepted in February 2023. As a result, during the second quarter of 2023, the Company made a U.S. federal tax payment of $113 million to Expedia related to this IRS audit settlement pursuant to the Tax Sharing Agreement with Expedia. During the third quarter of 2023, we received a competent authority refund of $49 million associated with this IRS audit settlement. We anticipate the federal tax benefits, net of remaining state tax payments due, associated with this IRS audit settlement will be substantially settled during 2024, resulting in an estimated net cash inflow of $5 million to $10 million.

Separately, as disclosed in previous filings, the Company received a NOPA from the IRS with respect to income tax returns for the years 2014, 2015, and 2016. These proposed adjustments are related to certain transfer pricing arrangements with our foreign subsidiaries. In January 2024, we received notification of a MAP resolution agreement for these tax years, which the Company accepted in February 2024. We anticipate this will result in an estimated net cash outflow of $80 million to $130 million, inclusive of related interest expense, expected during 2024, and an increase to our worldwide income tax expense in an estimated range of $30 million to $60 million, expected during the first quarter of 2024. This estimated range takes into consideration competent authority relief, existing income tax reserves, transition tax regulations and estimated interest expense. This MAP resolution supersedes the NOPA for the 2014 through 2016 tax years from the IRS, described above. During the first quarter of 2024, we will review the impact of this settlement in relation to our transfer pricing income tax reserves for open tax years subsequent to 2016, and may result in adjustments, which could be material.

Conference Call

Tripadvisor will host a conference call tomorrow, February 15, 2024, at 8:30 a.m., Eastern Time, to discuss the Company’s fourth quarter and full year 2023 financial results, which may include forward looking information about Tripadvisor’s business. Investors and other interested parties may also go to the Investor Relations section of Tripadvisor’s website at http://ir.tripadvisor.com for a live webcast of the conference call. A replay of the conference call will be available on Tripadvisor’s website for three months.

SELECTED FINANCIAL INFORMATION

Tripadvisor, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in millions, except per share amounts)

	Three months ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Revenue	$390	$354	$1,788	$1,492

Costs and expenses:
Cost of revenue (1) (exclusive of depreciation and amortization as shown separately below)	36	30	149	116
Selling and marketing (1)	179	194	940	784
Technology and content (1)	68	60	273	222
General and administrative (1)	47	58	191	172
Depreciation and amortization	25	25	87	97
Restructuring and other related reorganization costs	4	—	22	—
Total costs and expenses	359	367	1,662	1,391
Operating income (loss)	31	(13)	126	101
Other income (expense):
Interest expense	(11)	(10)	(44)	(44)
Interest income	13	8	47	15
Other income (expense), net	(1)	(1)	(4)	(5)
Total other income (expense), net	1	(3)	(1)	(34)
Income (loss) before income taxes	32	(16)	125	67
(Provision) benefit for income taxes	—	13	(115)	(47)
Net income (loss)	$32	$(3)	$10	$20

Earnings (loss) per share attributable to common stockholders:
Basic	$0.23	$(0.02)	$0.07	$0.14
Diluted	$0.22	$(0.02)	$0.08	$0.14

Numerator used to compute net income (loss) per share attributable to common stockholders:
Basic	$32	$(3)	$10	$20
Diluted	$32	$(3)	$11	$21

Weighted average common shares outstanding:
Basic	138	141	139	140
Diluted	143	141	145	146

(1) Includes stock-based compensation expense as follows:

Cost of revenue	$—	$—	$1	$1
Selling and marketing	$4	$3	$16	$12
Technology and content	$10	$9	$40	$36
General and administrative	$10	$11	$39	$39

Tripadvisor, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in millions, except number of shares and per share amounts)

	December 31,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$1,067	$1,021
Accounts receivable, net (allowance for expected credit losses of $21 and $28, respectively)	192	205
Prepaid expenses and other current assets	38	44
Total current assets	1,297	1,270
Property and equipment, net of accumulated depreciation of $551 and $512, respectively	191	194
Operating lease right-of-use assets	15	27
Intangible assets, net of accumulated amortization of $208 and $198, respectively	43	51
Goodwill	829	822
Non-marketable investments	32	34
Deferred income taxes, net	86	78
Other long-term assets, net of allowance for credit losses of $10 and $10, respectively	44	93
TOTAL ASSETS	$2,537	$2,569
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$28	$39
Deferred merchant payables	237	203
Deferred revenue	49	44
Accrued expenses and other current liabilities	258	247
Total current liabilities	572	533
Long-term debt	839	836
Finance lease obligation, net of current portion	51	58
Operating lease liabilities, net of current portion	6	15
Deferred income taxes, net	1	1
Other long-term liabilities	197	265
Total Liabilities	1,666	1,708

Stockholders’ equity:
Preferred stock, $0.001 par value	—	—
Authorized shares: 100,000,000
Shares issued and outstanding: 0 and 0, respectively
Common stock, $0.001 par value	—	—
Authorized shares: 1,600,000,000
Shares issued: 149,775,361 and 146,891,538, respectively
Shares outstanding: 124,881,494 and 128,046,924, respectively
Class B common stock, $0.001 par value	—	—
Authorized shares: 400,000,000
Shares issued and outstanding: 12,799,999 and 12,799,999, respectively
Additional paid-in capital	1,493	1,404
Retained earnings	271	261
Accumulated other comprehensive income (loss)	(71)	(82)
Treasury stock-common stock, at cost, 24,893,867 and 18,844,614 shares, respectively	(822)	(722)
Total Stockholders’ Equity	871	861
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,537	$2,569

Tripadvisor, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in millions)

	Three Months Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Operating activities:
Net income (loss)	$32	$(3)	$10	$20
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	25	25	87	97
Stock-based compensation expense	24	23	96	88
Deferred income tax expense (benefit)	(17)	(27)	(25)	(19)
Provision for expected credit losses	1	3	6	6
Other, net	4	1	9	7
Changes in operating assets and liabilities, net	(88)	(62)	52	201
Net cash provided by (used in) operating activities	(19)	(40)	235	400

Investing activities:
Capital expenditures, including capitalized website development	(16)	(15)	(63)	(56)
Other investing activities, net	—	—	—	4
Net cash provided by (used in) investing activities	(16)	(15)	(63)	(52)

Financing activities:
Repurchase of common stock	(25)	—	(100)	—
Payment of financing costs related to Credit Facility	—	—	(3)	—
Payment of withholding taxes on net share settlements of equity awards	(3)	(2)	(17)	(20)
Payments of finance lease obligation and other financing activities, net	(2)	(2)	(7)	(7)
Net cash provided by (used in) financing activities	(30)	(4)	(127)	(27)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	8	14	1	(23)
Net increase (decrease) in cash, cash equivalents and restricted cash	(57)	(45)	46	298
Cash, cash equivalents and restricted cash at beginning of period	1,124	1,066	1,021	723
Cash, cash equivalents and restricted cash at end of period	$1,067	$1,021	$1,067	$1,021

Supplemental disclosure of cash flow information:
Cash paid (received) during the period for income taxes, net of refunds			$140	$(40)
Cash paid during the period for interest			$39	$40

Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we also report certain non-GAAP financial measures. A “non-GAAP financial measure” refers to a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in such company’s financial statements. These non-GAAP financial measures are not prepared under a comprehensive set of accounting rules and, therefore, should only be reviewed alongside results reported under GAAP.

We may use the following non-GAAP measures: consolidated adjusted EBITDA (including forecasted consolidated adjusted EBITDA), consolidated adjusted EBITDA margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted earnings (loss) per share, free cash flow, non-GAAP revenue growth before foreign exchange effect (or “constant currency basis” revenue growth), as well as other measures.

The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP and should not be considered measures of Tripadvisor’s liquidity, except for free cash flow. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures do not take into account the impact of certain expenses to our consolidated statements of operations. In addition, these measures may be different from non-GAAP financial measures used by other companies, even where similarly titled, limiting their usefulness for comparison purposes and therefore should not be used to compare Tripadvisor’s performance to that of other companies. We endeavor to compensate for the limitation of the non-GAAP financial measures presented by providing tabular reconciliations to the most directly comparable GAAP financial measure, definitions, limitations, and other related information about these non-GAAP financial measures. We do not reconcile consolidated adjusted EBITDA guidance to projected consolidated GAAP net income (loss) because GAAP net income (loss) or the reconciling items between consolidated adjusted EBITDA and GAAP net income (loss) are unavailable on a forward-looking basis, as a result of the uncertainty regarding, and the potential variability of, certain of these items. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.

We believe these non-GAAP financial measures provide investors and analysts with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and/or allow for greater transparency with respect to key measures used by management to operate and analyze our business over different periods of time.

We define our non-GAAP financial measures as below:

Tripadvisor defines “Adjusted EBITDA” as net income (loss) plus: (1) provision (benefit) for income taxes; (2) other income (expense), net; (3) depreciation and amortization; (4) stock-based compensation and other stock-settled obligations; (5) goodwill, long-lived assets and intangible asset impairments; (6) legal reserves and settlements; (7) restructuring and other related reorganization costs; and (8) non-recurring expenses and income. These items are excluded from our Adjusted EBITDA measure because these items are non-cash in nature, or because the amount is unpredictable, not driven by core operating results and renders comparisons with prior periods and competitors less meaningful. The Company believes that excluding these amounts better enables management and investors to compare financial results between periods as these costs may vary independent of business performance.

Tripadvisor defines “Adjusted EBITDA margin” as Adjusted EBITDA divided by revenue.

Adjusted EBITDA and Adjusted EBITDA margin are key operating performance measures used by our management and board of directors to understand and evaluate the financial performance of our business as a whole and our individual business segments, and on which internal budgets and forecasts are based and approved. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons and better enables management and investors to compare financial results between periods as these costs may vary independent of core business performance. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors and allows for a useful comparison of our performance with our historical results from prior periods.

Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results reported in accordance with GAAP. Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including net income (loss) and our other GAAP results.

Some of these limitations are:

•
Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•
Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•
Adjusted EBITDA does not reflect the interest expense or cash requirements necessary to service interest or principal payments on our debt;
•
Adjusted EBITDA does not consider the potentially dilutive impact of stock-based compensation or other stock-settled obligations;
•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•
Adjusted EBITDA does not reflect certain income and expenses not directly tied to the ongoing core operations of our business, including, but not limited to, legal reserves and settlements, restructuring and other related reorganization costs;
•
Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us;
•
Adjusted EBITDA is unaudited and does not conform to SEC Regulation S-X, and as a result such information may be presented differently in our future filings with the SEC; and
•
other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Tripadvisor defines “non-GAAP net income (loss),” which was revised during the first quarter of 2023, as GAAP net income (loss) excluding: (1) stock-based compensation expense and other stock-settled obligations; (2) amortization of intangible assets; (3) goodwill, intangible asset, and other long-lived asset impairments; (4) legal reserves and settlements; (5) restructuring and other related reorganization costs; and (6) certain gains, losses, and other non-recurring income or expenses that we do not believe are indicative of our ongoing operating results. The non-GAAP adjustments described previously are reported on a pre-tax basis. The income tax effect on these non-GAAP adjustments is calculated based on the individual impact that these items had on our GAAP consolidated income tax expense (benefit) for the periods presented, in addition to non-recurring or infrequent discrete tax items (including significant adjustments related to (i) tax audit reserves/settlements; (ii) non-recurring or infrequent income tax reserves or adjustments; and (iii) the impact of one-time changes resulting from tax legislation or legislation that impacts tax, such as the CARES Act or the 2017 Tax Act, as examples). We believe non-GAAP net income (loss) is an operating performance measure that provides investors and analysts with useful supplemental information about the financial performance of our business, as it incorporates our unaudited condensed consolidated statement of operations, taking into account depreciation, which management believes is an ongoing cost of doing business, as well as other items which are not allocated to the operating businesses such as interest expense, interest income, income taxes, and foreign exchange gains and losses, but excluding the impact of certain expenses, infrequently occurring items and items not directly tied to the ongoing core operations of our businesses. Non-GAAP net income (loss) also enables comparison of financial results between periods where certain items may vary independent of business performance.

Tripadvisor defines “non-GAAP net income (loss) per diluted share,” or “non-GAAP diluted EPS,” as non-GAAP net income (loss) divided by GAAP diluted shares. We believe non-GAAP diluted EPS is useful to investors because it represents, on a per share basis, our unaudited condensed consolidated statement of operations, taking into account depreciation, which we believe is an ongoing cost of doing business, as well as other items which are not allocated to the operating businesses such as interest expense, interest income, income taxes and foreign exchange gains or losses, but excluding the effects of certain expenses not directly tied to the ongoing core operations of our businesses. Tripadvisor calculates non-GAAP diluted EPS using weighted average diluted shares prepared under GAAP.

Non-GAAP net income (loss) and non-GAAP diluted EPS have some of the same limitations as Adjusted EBITDA. In addition, non-GAAP net income (loss) does not include all items that affect our GAAP net income (loss) and GAAP diluted EPS for the period. Therefore, we think it is important to evaluate these measures along with our unaudited condensed consolidated statements of operations, which are prepared under GAAP.

Tripadvisor defines “free cash flow” as cash provided by (used in) operations less capital expenditures, which are purchases of property and equipment, including the capitalization of website development costs. We believe this financial measure can provide useful supplemental information to help investors better understand underlying cashflow trends in our business, as it represents the operating cash flow that our operating businesses generate, less capital expenditures but before taking into account other cash movements that are not directly tied to the ongoing core operations of our businesses, such as financing activities, foreign currency exchange rate impact on cash, or certain other investing activities. Free cash flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures. Therefore, it is important to evaluate free cash flow along with the unaudited condensed consolidated statements of cash flows, which are prepared under GAAP.

Tripadvisor calculates the estimated effects of foreign currency exchange rates on revenue to determine constant currency revenue growth, by translating actual revenue for the current three months and year ended using the comparable prior period foreign currency exchange rates. We believe this is a useful estimate that facilitates management's internal comparison to our historical performance because the effects of foreign currency exchange rate volatility is not indicative of our ongoing core operating results.

Pursuant to the requirements of Regulation G, we present reconciliations of these non-GAAP financial measures, described above, to the most directly comparable GAAP measures in the tables below.

Tripadvisor, Inc

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in millions, except per share amounts and percentages)

(Unaudited)

	2022					2023
	Q1	Q2	Q3	Q4	FY*	Q1	Q2	Q3	Q4	FY*
Reconciliation from GAAP Net Income (Loss) to Adjusted EBITDA (Non-GAAP):
GAAP Net Income (Loss)	$(34)	$31	$25	$(3)	$20	$(73)	$24	$27	$32	$10
Add: Provision (benefit) for income taxes	1	22	37	(13)	47	58	20	37	-	115
Add: Other expense (income), net	13	10	8	3	34	1	-	-	(1)	1
Add: Restructuring and other related organization costs	-	-	-	-	-	-	-	18	4	22
Add: Legal reserves and settlements	-	-	-	-	1	-	-	-	-	-
Add: Other non-recurring expenses (income) (1)	-	-	-	8	8	3	-	-	-	3
Add: Stock-based compensation expense	22	21	22	23	88	23	25	24	24	96
Add: Depreciation and amortization (2)	25	25	23	25	97	21	21	21	25	87
Adjusted EBITDA (Non-GAAP)	$27	$109	$115	$43	$295	$33	$90	$127	$84	$334

Reconciliation from GAAP Net Income (Loss) to Non-GAAP Net Income (Loss):
GAAP Net Income (Loss)	$(34)	$31	$25	$(3)	$20	$(73)	$24	$27	$32	$10
Add: Stock-based compensation expense	22	21	22	23	88	23	25	24	24	96
Add: Legal reserves and settlements	-	-	-	-	1	-	-	-	-	-
Add: Restructuring and other related organization costs	-	-	-	-	-	-	-	18	4	22
Add: Other non-recurring expenses (income) (1)	-	-	-	8	8	3	-	-	-	3
Add: Amortization of intangible assets	3	3	3	4	13	2	2	2	2	9
Add: (Gain)/Loss on investments	(1)	(1)	(1)	(1)	(3)	(1)	(1)	(1)	(1)	(3)
Subtract: Income tax effect of Non-GAAP adjustments (3)	3	-	8	7	18	2	1	(4)	5	6
Subtract: Non-recurring or infrequent discrete tax items (4)	-	-	(14)	14	-	(55)	-	-	1	(55)
Non-GAAP Net Income (Loss)	$(13)	$54	$55	$10	$109	$7	$49	$74	$55	$186
Interest expense on 2026 Senior Notes, net of tax (5)	-	-	-	-	1	-	-	-	-	1
Numerator used to compute Non-GAAP net income (loss) per diluted share	$(13)	$54	$55	$10	$110	$7	$49	$74	$55	$187

Reconciliation from GAAP Earnings per Share (EPS) to Non-GAAP EPS:
GAAP Diluted Shares Outstanding (6)	139	145	146	146	146	147	145	143	143	145
GAAP Diluted Earnings (Loss) per Share	$(0.24)	$0.21	$0.17	$(0.02)	$0.14	$(0.52)	$0.17	$0.19	$0.22	$0.08
Non-GAAP Diluted Earnings (Loss) per Share as Adjusted (7)	$(0.09)	$0.37	$0.38	$0.07	$0.75	$0.05	$0.34	$0.52	$0.38	$1.29
Non-GAAP Diluted Earnings (Loss) per Share as Previously Reported	$(0.09)	$0.37	$0.28	$0.16	$0.75	n/a	n/a	n/a	n/a	n/a
Non-GAAP Diluted Earnings (Loss) per Share - increase/(decrease) as result of revised definition	$(0.00)	$0.00	$0.10	$(0.09)	$0.00	n/a	n/a	n/a	n/a	n/a

Foreign Exchange Reconciliation:
GAAP Total Revenue Growth	113%	77%	51%	47%	65%	42%	18%	16%	10%	20%
Estimated effects of changes in foreign currency exchange rates	(5)%	(10)%	(12)%	(11)%	(10)%	(4)%	(1)%	3%	2%	1%
Non-GAAP Total Revenue growth on a constant currency basis	118%	87%	63%	58%	75%	46%	19%	13%	8%	19%

GAAP Total Brand Tripadvisor Segment Revenue	79%	49%	34%	34%	45%	28%	2%	2%	0%	7%
Estimated effects of changes in foreign currency exchange rates	(2)%	(7)%	(9)%	(7)%	(7)%	(2)%	0%	3%	1%	1%
Non-GAAP Total Brand Tripadvisor segment revenue growth on a constant currency basis	81%	56%	43%	41%	52%	30%	2%	(1)%	(1)%	6%

GAAP Total Viator Segment Revenue	367%	240%	138%	115%	168%	105%	59%	41%	27%	49%
Estimated effects of changes in foreign currency exchange rates	(6)%	(13)%	(16)%	(16)%	(15)%	(10)%	(2)%	2%	2%	(1)%
Non-GAAP Total Viator segment revenue growth on a constant currency basis	373%	253%	154%	131%	183%	115%	61%	39%	25%	50%

GAAP Total TheFork Segment Revenue	271%	78%	17%	10%	48%	35%	19%	20%	18%	22%
Estimated effects of changes in foreign currency exchange rates	(48)%	(26)%	(14)%	(16)%	(19)%	(6)%	3%	6%	8%	3%
Non-GAAP Total TheFork segment revenue growth on a constant currency basis	319%	104%	31%	26%	67%	41%	16%	14%	10%	19%

Reconciliation of GAAP Cash Flow from Operating Activities to Non-GAAP Free Cash Flow:
Cash flow provided by (used in) operations	$86	$295	$60	(40)	$400	$135	$105	$14	(19)	235
Subtract: Capital expenditures	14	13	14	15	56	16	15	16	16	63
Free Cash Flow (Non-GAAP)	$72	$282	$46	$(55)	$344	$119	$90	$(2)	$(35)	$172

Tripadvisor, Inc

Supplemental Financial Information

(in millions, except percentages)

(Unaudited)

	2022					2023
	Q1	Q2	Q3	Q4	FY*	Q1	Q2	Q3	Q4	FY*
Segments - Revenue:
Total Revenue	$262	$417	$459	$354	$1,492	$371	$494	$533	$390	$1,788
Growth % (y/y)	113%	77%	51%	47%	65%	42%	18%	16%	10%	20%
Brand Tripadvisor	191	274	284	217	966	244	279	290	218	1,031
Growth % (y/y)	79%	49%	34%	34%	45%	28%	2%	2%	0%	7%
Tripadvisor-branded hotels	135	188	188	140	650	168	174	181	135	659
Growth % (y/y)	82%	44%	31%	36%	44%	24%	(7)%	(4)%	(4)%	1%
Media and advertising	26	37	33	33	130	30	42	38	35	145
Growth % (y/y)	86%	42%	14%	14%	33%	15%	14%	15%	6%	12%
Tripadvisor experiences and dining (8)	20	35	45	34	134	33	50	55	38	176
Growth % (y/y)	67%	119%	96%	70%	91%	65%	43%	22%	12%	31%
Other	10	14	18	10	52	13	13	16	10	51
Growth % (y/y)	43%	27%	6%	0%	13%	30%	(7)%	(11)%	0%	(2)%
Viator	56	136	174	127	493	115	216	245	161	737
Growth % (y/y)	367%	240%	138%	115%	168%	105%	59%	41%	27%	49%
TheFork	26	32	35	33	126	35	38	42	39	154
Growth % (y/y)	271%	78%	17%	10%	48%	35%	19%	20%	18%	22%
Intersegment revenue (8)	(11)	(25)	(34)	(23)	(93)	(23)	(39)	(44)	(28)	(134)

Percent of Total Revenue:
Tripadvisor-branded hotels	52%	45%	41%	40%	44%	45%	35%	34%	35%	37%
Media and advertising	10%	9%	7%	9%	9%	8%	9%	7%	9%	8%
Tripadvisor experiences and dining (8)	8%	8%	10%	10%	9%	9%	10%	10%	10%	10%
Other	4%	3%	4%	3%	3%	4%	3%	3%	3%	3%
Viator	21%	33%	38%	36%	33%	31%	44%	46%	41%	41%
TheFork	10%	8%	8%	9%	8%	9%	8%	8%	10%	9%
Intersegment revenue (8)	(4)%	(6)%	(7)%	(6)%	(6)%	(6)%	(8)%	(8)%	(7)%	(7)%

GAAP Net Income (Loss): (9)
GAAP Net Income (Loss)	$(34)	$31	$25	$(3)	$20	$(73)	$24	$27	$32	$10
Growth % (y/y)	(58)%	n.m.	2,400%	(90%)	n.m.	115%	(23)%	8%	n.m.	(50)%
GAAP Net Income (Loss) margin	(13%)	7%	5%	(1%)	1%	(20%)	5%	5%	8%	1%

Segments - Adjusted EBITDA:
Total Adjusted EBITDA	$27	$109	$115	$43	$295	$33	$90	$127	$84	$334
Growth % (y/y)	n.m.	336%	60%	48%	195%	22%	(17)%	10%	95%	13%
Brand Tripadvisor	55	116	112	61	345	72	96	111	69	348
Growth % (y/y)	686%	137%	53%	24%	95%	31%	(17)%	(1)%	13%	1%
Viator	(20)	0	12	(3)	(11)	(30)	(2)	17	15	0
Growth % (y/y)	43%	n.m.	1,100%	(50%)	(65)%	50%	n.m.	42%	n.m.	n.m.
TheFork	(8)	(7)	(9)	(15)	(39)	(9)	(4)	(1)	0	(14)
Growth % (y/y)	(58)%	(36)%	350%	7%	(15)%	13%	(43)%	(89)%	n.m.	(64)%

Adjusted EBITDA Margin by Segment:
Total	10%	26%	25%	12%	20%	9%	18%	24%	22%	19%
Brand Tripadvisor	29%	42%	39%	28%	36%	30%	34%	38%	32%	34%
Viator	(36)%	0%	7%	(2)%	(2)%	(26)%	(1)%	7%	9%	0%
TheFork	(31)%	(22)%	(26)%	(45)%	(31)%	(26)%	(11)%	(2)%	0%	(9)%

(1)
The Company incurred a loss of approximately $8 million during the fourth quarter of 2022 as the result of a targeted payment fraud scheme by an external party. To the extent the Company recovers any losses in future periods related to this incident, the Company plans to reduce Adjusted EBITDA and non-GAAP net income (loss) by the recovery amount in the period of recovery. In addition, the Company expensed $3 million of previously capitalized transaction costs during the first quarter of 2023. The Company considers such costs to be non-recurring in nature.
(2)
Depreciation and amortization includes capitalized website development.
(3)
The non-GAAP adjustments described above are reported on a pre-tax basis. The income tax effect on these non-GAAP adjustments was calculated based on the individual impact that these items had on our GAAP consolidated income tax expense (benefit) for the periods presented.
(4)
Includes significant non-recurring or infrequent discrete tax items, including (1) tax audit reserves/settlements; (2) non-recurring or infrequent income tax reserves or adjustments; and (3) the impact of one-time changes resulting from tax legislation or legislation that impacts tax, such as the CARES Act.
(5)
In the years ended December 31, 2023 and 2022, interest expense on our 2026 Senior Notes, net of tax, was added back to the numerator for purposes of the if-converted method used to calculate both GAAP and non-GAAP diluted net income per share, as share settlement is presumed under GAAP. This amount was not material for all other periods where GAAP and non-GAAP net income is presented.
(6)
Includes potential dilutive effect of common equivalent shares as if the Company had generated net income for both the three months March 31, 2023 and December 31, 2022, solely in order to calculate Non-GAAP net income diluted EPS for both the three months ended March 31, 2023 and December 31, 2022.
(7)
Beginning with the first quarter of 2023, the Company revised its non-GAAP net income (loss) definition to exclude the impact of significant non-recurring and/or infrequent tax reserves and adjustments, including tax audit reserve/settlement amounts. This revision had no effect on the Company’s consolidated financial statements prepared under GAAP in any period.
(8)
Tripadvisor experiences and dining revenue within the Brand Tripadvisor segment shown in this table is gross of intersegment (intercompany) revenue, which is eliminated on a consolidated basis.
(9)
The Company does not calculate or report net income by segment.

* Full-year and year-to-date totals reflect data as reported and may differ from the summation of the quarterly data on this table due to rounding.

Definitions

Variable costs primarily include costs directly related to revenue generation, as well as traffic generation costs.

Fixed costs primarily include all other expenses such as compensation costs (including outsourced services), broadcast advertising (including television and connected television), G&A and other discretionary costs, not including depreciation, amortization, restructuring and other related reorganization costs, stock-based compensation, legal reserves and settlements, non-recurring expenses and income, interest expense, or income taxes.

Gross booking value (“GBV”) represents the total dollar value of experience bookings powered by the Viator platform in a given period prior to any adjustments such as date changes, refunds or cancellations. GBV is an operational measure that provides an indication of total engagement and economic activity driven by our platform in a given period by all marketplace constituents (travelers, experience operators, and partners). Management uses GBV for operational decision-making purposes to monitor the growth, scale, and reach of its online marketplace as well as assess the health of its global ecosystem. Accordingly, management does not consider GBV to be an indicator of revenue or any other financial statement measure. GBV as defined may not be comparable to similarly titled measures used by other companies.

Business Metrics

We review a number of metrics, including, but not limited to, average monthly unique users, hotel shoppers, cost-per-click, gross booking value for experiences, seated diners, dining bookings, and other metrics, to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions. While these numbers are based on what we believe to be reasonable estimates for the applicable period of measurement, there are inherent challenges in measuring usage and user engagement across our large user base around the world. For example, a single user may have multiple member accounts or browse the internet on multiple browsers or devices, some users may restrict our ability to accurately identify them across visits, and we are not always able to capture user information on all of our platforms. As such, the calculations of our unique users may not accurately reflect the actual number of people or organizations using our platform. Our metrics are also affected by applications that automatically contact our servers for regular updates with no discernible user action involved, and this activity can cause our system to count the users associated with such applications as active users on the day or days such contact occurs. As such, the calculation of some of the metrics presented may be affected as a result of this activity, or other reasons. We regularly review our processes and may adjust how we calculate our internal metrics to improve their accuracy.

Safe Harbor Statement

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to Tripadvisor’s future financial performance on both a GAAP and non-GAAP basis, and Tripadvisor’s prospects as a comprehensive destination for hotels, experiences, and restaurants, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by our executive officers with respect to growth objectives, including the ability of our segment strategies to be successful, strategic investments, expectations regarding potential tax adjustments and benefits, and statements regarding management’s plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including, but not limited to, those risks, uncertainties and factors detailed in Tripadvisor’s filings with the SEC. As a result of such risks, uncertainties and factors, Tripadvisor’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Tripadvisor is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Tripadvisor, Inc.

The Tripadvisor Group operates as a family of brands that connects people to experiences worth sharing, and aims to be the world’s most trusted source for travel and experiences. We leverage our brands, technology, and capabilities to connect our global audience with partners through rich content, travel guidance, and two-sided marketplaces for experiences, accommodations, restaurants, and other travel categories. The subsidiaries of Tripadvisor, Inc. (Nasdaq: TRIP), own and operate a portfolio of travel media brands and businesses, including Tripadvisor, Viator, and TheFork.

Contacts:

Investors

ir@tripadvisor.com

Media

northamericapr@tripadvisor.com